UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
 ____________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2016

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Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2016, Del Taco Restaurants, Inc. (the “Company”) commenced an offer (the “Offer”) to all holders of the Company’s outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), with an exercise price of $11.50 per share (the “Warrants”), to receive 0.2780 Shares in exchange for every Warrant tendered by the holders thereof (approximately one Share for every 3.6 Warrants tendered), up to a maximum of 6,750,000 Warrants, subject to proration, as described in the Company’s Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on July 11, 2016 (the “Schedule TO”). The Offer will expire at 11:59 p.m., Eastern Time, on Friday, August 5, 2016, or such later date to which the Company may extend the Offer. The terms and conditions of the Offer are described in the Offer to Exchange Letter (the “Offer Letter”) and the related Letter of Transmittal, each of which were filed as exhibits to the Schedule TO.

In connection with the Offer, on July 11, 2016, the Company entered into an agreement (the “Tender Support Agreement”) with Levy Family Partners, LLC, the Ari Levy 2003 Investment Trust, PW Acquisitions, LP and The R.J. Investment Trust pursuant to which such Warrant holders have agreed to tender pursuant to the Offer not less than 665,000, 670,300, 164,000 and 700, respectively, of the Warrants owned by them in accordance with the terms and conditions of the Offer as set forth in this Offer Letter (representing 1,500,000 Warrants in the aggregate).

Levy Family Partners, LLC holds 1,769,652 Warrants. Lawrence F. Levy and Ari B. Levy, each a director of the Company, are two of the four managers of Levy Family Partners, LLC. The four managers of Levy Family Partners, LLC, acting by majority vote, exercise voting and dispositive control over the Warrants held by Levy Family Partners, LLC. The Ari Levy 2003 Investment Trust, a trust established for the benefit of Ari B. Levy, a director of the Company, holds 1,792,095 Warrants. PW Acquisitions, LP holds 600,000 Warrants. Patrick Walsh, a director of the Company, is the chief executive officer and managing member of the General Partner of PW Acquisitions, LP and exercises voting and dispositive power over these Warrants. The R.J. Investment Trust, a trust established for the benefit of R.J. Melman, a director of the Company, holds 2,500 Warrants.

The Tender Support Agreement terminates on the earliest to occur of: (i) the termination of the Offer, without any Warrants being accepted for exchange thereunder, (ii) the date of any modification, waiver, change or amendment of the Offer after the date of the Offer Letter that results in a (A) decrease in the number of Shares issuable upon exchange of each Warrant, or (B) change in the form of consideration to be paid in the Offer, or (iii) August 31, 2016, if, on or prior to such date, the Offer has not been consummated.

Pursuant to the Tender Support Agreement, we have agreed to indemnify the counterparties and reimburse them for their expenses incurred in connection with the Tender Support Agreement.

The foregoing description of the Tender Support Agreement is qualified in its entirety by reference to the text of the Tender Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01 Other Events
On July 11, 2016, the Company issued a press release announcing the commencement of the Offer and summarizing the terms thereof. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.        Description of Exhibit

Exhibit 10.1	Tender Support Agreement, dated as of July 11, 2016.

Exhibit 99.1	Press Release of Del Taco Restaurants, Inc., dated July 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:    /s/ Steven L. Brake
Name:    Steven L. Brake

Title:	Executive Vice President and Chief Financial Officer

Date: July 11, 2016